Exhibit 10.2

GUARANTY

This GUARANTY (this “Agreement”) dated as of October 1, 2020, is made by and between AMERICAN ENTERTAINMENT PROPERTIES CORP., a Delaware corporation, (the “Guarantor”), and ISTHMUS LLC, a Delaware limited liability company (“Isthmus”).

RECITALS

WHEREAS, Icahn Enterprises L.P., Icahn Capital LP, Isthmus and Brett Icahn have entered into that certain Manager Agreement dated October 1, 2020 (as amended, amended and restated, supplemented, or otherwise modified from time to time in accordance with its provisions, the “Manager Agreement”; capitalized terms used herein without definition shall have the meanings ascribed thereto in the Manager Agreement); and

WHEREAS, the Guarantor will derive substantial direct and indirect benefits from the transactions contemplated by the Manager Agreement; and

WHEREAS, it is a condition precedent to the execution of the Manager Agreement by Isthmus that the Guarantor shall have executed and delivered this Agreement.

NOW, THEREFORE, in consideration of the premises and in order to induce Isthmus to execute the Manager Agreement, the Guarantor hereby agrees as follows:

ARTICLE I
DEFINITIONS

“Guarantor” has the meaning set forth in the Preamble hereof.

“Indemnitee” has the meaning specified in Section 6.04.

“Isthmus” has the meaning set forth in the Preamble hereof.

“Obligations” has the meaning specified in Section 2.01.

“Person” means a natural person, company, government, or political subdivision, agency, or instrumentality of a government.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the directors, officers, employees, partners, agents, trustees, administrators, managers, advisors, and representatives of it and its Affiliates.

“Requirement of Law” as to any Person, means the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law (including common law), statute, ordinance, treaty, rule, regulation, order, decree, judgment, writ, injunction, settlement agreement, requirement, or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Solvent” means, with respect to any Person on a particular date, that on such date (a) the present fair salable value of the property and assets of such Person exceeds the debts and liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the property and assets of the such Person is greater than the Amount that will be required to pay the probable liability of such Person on its debts and other liabilities, including contingent liabilities, as such debts and other liabilities become absolute and matured, and (c) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts and liabilities, including contingent liabilities, beyond its ability to pay such debts and liabilities as they become absolute and matured. The Amount of contingent liabilities at any time shall be computed as the Amount that, in the light of all the facts and circumstances existing at such time, represents the Amount that can reasonably be expected to become an actual or matured liability.

“Termination Date” has the meaning specified in Section 6.06.

ARTICLE II
AGREEMENT TO GUARANTEE OBLIGATIONS

Section 2.01     Guaranty. Subject to Section 2.02, the Guarantor hereby absolutely, unconditionally, and irrevocably guarantees, as primary obligor and not merely as surety, to pay to Isthmus, not later than the Co-Investment Distribution Time, the Amount (if positive) equal to (A) minus (B), where (A) is equal to the Co-Investment Amount as of the time of cessation of the Employee’s employment under the Manager Agreement, calculated taking into account the provisions of Sections 14(p) and (q) of the Manager Agreement, and (B) is the Amount that the Funds actually distribute to Isthmus in respect of the Co-Investment Portfolio pursuant to the last sentence of Section 14(i) of the Manager Agreement following the time of cessation of the Employee’s employment under the Manager Agreement; all such obligations, whether now or hereafter existing, being referred to collectively as the “Obligations”.

Section 2.02     Limitation of Liability. Notwithstanding anything contained herein to the contrary, the Obligations of the Guarantor hereunder at any time shall be limited to the maximum Amount as will result in the Obligations of the Guarantor under this Agreement not constituting a fraudulent transfer or conveyance for purposes of any debtor relief law to the extent applicable to this Agreement and the Obligations of the Guarantor hereunder.

Section 2.03     Reinstatement. The Guarantor agrees that its guaranty hereunder shall continue to be effective or be reinstated, as the case may be, if at any time all or part of any payment of any Obligation is rescinded or must otherwise be returned by Isthmus or any other Person upon the insolvency, bankruptcy, or reorganization of the Guarantor or otherwise.

ARTICLE III
GUARANTY ABSOLUTE AND UNCONDITIONAL; WAIVERS

Section 3.01     Guaranty Absolute and Unconditional; No Waiver of Obligations. The Guarantor guarantees that the Obligations will be paid strictly in accordance with the terms hereof, regardless of any law, regulation, or order of any governmental authority now or hereafter in effect. The liability of the Guarantor hereunder is irrevocable, continuing, absolute, and unconditional and the Obligations of the Guarantor hereunder, to the fullest extent permitted by applicable law, shall not be discharged or impaired or otherwise effected by, and the Guarantor hereby irrevocably waives any defenses to enforcement it may have (now or in the future) by reason of:

(a)            any illegality or lack of validity or enforceability of any Obligation;

(b)            any default, failure, or delay, willful or otherwise, in the performance of the Obligations;

(c)            any change, restructuring, or termination of the corporate structure, ownership, or existence of the Guarantor or any resulting release or discharge of any Obligation;

(d)            the release or reduction of liability of the Guarantor with respect to the Obligations;

(e)            the failure of Isthmus to assert any claim or demand or to exercise or enforce any right or remedy under the provisions of the Manager Agreement or otherwise; or

(f)            any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by Isthmus that might vary the risk of the Guarantor or otherwise operate as a defense available to, or a legal or equitable discharge of, the Guarantor.

Section 3.02     Waivers and Acknowledgements.

(a)            The Guarantor hereby unconditionally and irrevocably waives any right to revoke this Agreement and acknowledges that this Agreement is continuing in nature and applies to all presently existing and future Obligations.

(b)            The Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of non-performance, default, acceleration, protest, or dishonor and any other notice with respect to any of the Obligations and this Agreement.

ARTICLE IV
GUARANTOR RIGHTS OF SUBROGATION, ETC.

Section 4.01     Agreement to Pay; Subrogation, Subordination, Etc. Without limiting any other right that Isthmus has at law or in equity against the Guarantor, if the Guarantor fails to pay any Obligation when and as due, whether at maturity, by acceleration, after notice of prepayment, or otherwise, the Guarantor agrees to promptly pay the Amount of such unpaid Obligations to Isthmus in cash. If any payment shall be paid to the Guarantor on account of subrogation, exoneration, contribution, reimbursement, indemnity, or similar right, such Amount shall be held in trust for the benefit of Isthmus, segregated from other funds of the Guarantor, and promptly paid or delivered to Isthmus in the same form as so received (with any necessary endorsement or assignment) to be credited against the payment of the Obligations, whether due or to become due.

ARTICLE V
REPRESENTATIONS AND WARRANTIES; COVENANTS

Section 5.01     Representations and Warranties. To induce Isthmus to enter into the Manager Agreement, the Guarantor hereby represents and warrants as to Isthmus that:

(a)            The Guarantor is (i) duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation; (ii) is duly qualified as a foreign corporation or other organization and in good standing under the laws of each jurisdiction where its ownership, lease, or operation of property or the conduct of its business requires such qualification; and (iii) is in compliance with all Requirements of Law.

(b)            The Guarantor has the power and authority, and the legal right, to own or lease and operate its property, and to carry on the business as now conducted and as proposed to be conducted. No consent or authorization of, filing with, notice to, or other act by, or in respect of, any governmental authority or any other Person is required in connection with the execution, delivery, performance, validity, or enforceability of this Agreement.

(c)            This Agreement constitutes a legal, valid, and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(d)            The execution, delivery, and performance of this Agreement will not violate any Requirement of Law or any contractual obligation of the Guarantor and will not result in, or require, the creation or imposition of any lien on any of its properties or assets pursuant to any Requirement of Law or any such contractual obligation.

(e)            No action, suit, litigation, investigation, or proceeding of or before any arbitrator or governmental authority is pending or, to the knowledge of the Guarantor, threatened by or against the Guarantor or against any of its property or assets with respect to any of the transactions contemplated hereby.

(f)            The Guarantor is, and after giving effect to the incurrence of all obligations incurred in connection herewith will be, Solvent.

(g)            There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

(h)            The Guarantor has, independently and without reliance upon Isthmus and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.

ARTICLE VI
MISCELLANEOUS

Section 6.01     Amendments. No term or provision of this Agreement may be waived, amended, supplemented, or otherwise modified except in a writing signed by the Guarantor and Isthmus.

Section 6.02     Indemnification.

(a)            The Guarantor hereby agrees to indemnify and hold harmless Isthmus and each Related Party of Isthmus (each such Person being called an “Indemnitee”) from any losses, damages, liabilities, claims, and related expenses (including the fees and expenses of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees, expenses, and time charges for attorneys who are employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Guarantor) other than such Indemnitee and its Related Parties, arising out of, in connection with, or resulting from enforcement of this Agreement or any failure of any Obligations to be the legal, valid, and binding obligations of the Guarantor enforceable against such party in accordance with their terms, whether brought by a third party or by the Guarantor, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities, or related expenses (i) are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (ii) result from a claim brought by the Guarantor against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder, if the Guarantor has obtained a final and non-appealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(b)            To the fullest extent permitted by applicable law, the Guarantor and Isthmus hereby agrees not to assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential, or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement.

(c)            All Amounts due under this Section shall be payable promptly, no later than 45 days after demand therefor.

Section 6.03     Notices.

(a)            Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (or by e-mail as provided in paragraph (b) below), all notices and other communications provided for herein shall be made in writing and mailed by certified or registered mail, delivered by hand or overnight courier service, or sent by facsimile to Isthmus or the Guarantor at its address, facsimile number, or telephone number set forth on the signature page hereto.

Notices mailed by certified or registered mail or sent by hand or overnight courier service shall be deemed to have been given when received. Notices sent by facsimile during the recipient’s normal business hours shall be deemed to have been given when sent (and if sent after normal business hours shall be deemed to have been given at the opening of the recipient’s business on the next business day).

(b)            Electronic Communications. Isthmus or the Guarantor may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Notices and other communications sent by e-mail shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail, or other written acknowledgement); provided that, if such notice, email, or other communication is not sent during the recipient’s normal business hours, such notice, email, or communication shall be deemed to have been sent at the recipient’s opening of business on the next business day.

(c)            Change of Address, Etc. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

Section 6.04     Continuing Guaranty . This Agreement is a continuing guaranty and shall (i) remain in full force and effect until the latest of (x) the payment in full in cash of the Obligations and all other Amounts payable under this Agreement and (y) the termination of the Manager Agreement) (the “Termination Date”); (ii) be binding on the Guarantor, its successors, and assigns; and (iii) inure to the benefit of and be enforceable by Isthmus and its successors and assigns. The Guarantor shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of Isthmus.

Section 6.05     Counterparts; Integration;     Effectiveness;     Electronic Execution. This Agreement and any amendments, waivers, consents, or supplements hereto may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all taken together shall constitute a single contract. This Agreement constitutes the entire contract among the parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto. This Agreement shall become effective when it shall have been executed by Isthmus and when Isthmus shall have received counterparts hereof that together bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 6.06     Governing Law; Jurisdiction; Etc.

(a)            Governing Law. This Agreement and any claim, controversy, dispute, or cause of action (whether in contract or tort or otherwise) based upon, arising out of, or relating to this Agreement and the transactions contemplated hereby shall be governed by, and construed in accordance with, the laws of the State of Delaware.

(b)            Submission to Jurisdiction. Each of the parties hereto irrevocably and unconditionally agrees that it will not commence any action, litigation, or proceeding of any kind whatsoever, whether in law or equity, or whether in contract or tort or otherwise, against any other party hereto, or such party’s Related Parties in any way relating to this Agreement or the transactions contemplated hereby, in any forum other than the courts of the State of Florida sitting in Miami-Dade County and of the United States District Court of the Southern District of Florida, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of such courts and agrees that any such action, litigation, or proceeding may be brought in any such Florida court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation, or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing herein shall affect any right that Isthmus may otherwise have to bring any action or proceeding relating to this Agreement against the Guarantor or its properties in the courts of any jurisdiction.

(c)            Waiver of Venue. Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court referred to in clause (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)            Service of Process. Each party hereto irrevocably consents to the service of process in the manner provided for notices in Section 6.03 and agrees that nothing herein will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

Section 6.07     Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY. EACH PARTY HERETO (A) CERTIFIES THAT NO AGENT, ATTORNEY, REPRESENTATIVE, OR ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF LITIGATION, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

GUARANTOR:

AMERICAN ENTERTAINMENT PROPERTIES CORP.	Address for notices:
16690 Collins Avenue
By: /s/ Ted Papapostolou	Sunny Isles Beach, FL 33160
Name: Ted Papapostolou
Title: Chief Accounting Officer

ISTHMUS:

ISTHMUS LLC	Address for notices:
16690 Collins Avenue
By: /s/ Brett Icahn	Sunny Isles Beach, FL 33160
Name: Brett Icahn
Title: Sole Member